EXHIBIT 10.7

                         CONSENT OF EDWIN L. KERR, ESQ.



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To Whom It May Concern:

         I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A (File No. 33-5033) filed by The Phoenix Edge Series Fund with the Securities and Exchange Commission under the Securities Act of 1933.


                                   Very truly yours,



Dated:  April 28, 2000             /s/ Edwin L. Kerr
                                   ----------------------------------
                                   Edwin L. Kerr, Counsel
                                   The Phoenix Edge Series Fund



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                              SUBADVISORY AGREEMENT